English Translation of Chinese Version

                    Equity Acquisition Cooperation Agreement

THIS COOPERATION AGREEMENT ("Agreement") was entered into by and among the following parties in Qingdao City, China on July 24, 2007:

Party A: CHEN KAI, holder of American passport No.: 426088122

Party B: ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

           Registered Address: Suite 1401, 14/F World Commerce Center, Haiguang,
                               No. 7-11, Guangdong Road, Tsim Sha Tsui,
                               Kowloon, Hong Kong
           Current Director: CHEN KAI, holder of American passport No.:426088122

Party C:  SENTAIDA GROUP CO., LTD.

           Registered Address: No. 177, Chengyang Section, 308 National Road,
                               Chengyang District, Qingdao
           Legal Representative: QIN LONG
           Title: Chairman of Board of Directors
           Nationality: Chinese

Party D:
            LI Xiuqin, holder of PRC Identity Card No.: 370624650722508
            LIANG Junfeng, holder of PRC Identity Card No.: 370921196007022416 JI Gongsheng, holder of PRC Identity Card No.: 3702202196512203034 LI Zhenyu, holder of PRC Identity Card No.: 370202510415043
            LIANG Junbao, holder of PRC Identity Card No.: 370921196301270111

WHEREAS

1. Party B, ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED, is a limited liability company validly existing and duly established by Party A to this Agreement, CHEN KAI in Hong Kong according to the Company Ordinance of Hong Kong, with its registered address at Suite 1401, 14/F, World Commerce Center, Haiguang, No. 7-11, Guangdong Road, Tsim Sha Tsui, Kowloon, Hong Kong and its current director is CHEN KAI, holder of American passport No.: 426088122;

2. Qingdao Sentaida Tyre Co., Ltd. is a limited liability company duly established and validly existing in Qingdao under the law of China, with its registered address at No. 177, 308 National Road, Majiatai
         Village, Xiazhuang Street, Chengyang District, Qiangdao and its registered capital is RMB 10,000,000 and its legal representative is LIANG Junfeng. Its shareholders are Party C and Party D and its shareholding structure is as follows: Sentaida Group Co., Ltd., LI Xiuqin, LIANG Junfeng, JI Gongsheng, LI Zhenyu and LIANG Junbao holds


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         51%, 37.24%,  3.92%,  3.92%, 1.96% and 1.96% of the equity interests in
         Qingdao Sentaida Tyre Co., Ltd., respectively.

         Qingdao Free Trade Zone Sentaida International Trade Co., Ltd. is a limited liability company duly established and validly existing in Qingdao under the law of China, with its registered address at No. 201, Ancillary House (North), Huifa Storage Building, Qingdao Free Trade Zone and its registered capital is RMB 15,000,000 and its legal representative is QIN Long. Its shareholders are Party C and Party D and its shareholding structure is as follows: Sentaida Group Co., Ltd., LI Xiuqin, LIANG Junfeng, JI Gongsheng, LI Zhenyu and LIANG Junbao holds 51%, 37.24%, 3.92%, 3.92%, 1.96% and 1.96% of the equity interests in Qingdao Sentaida Tyre Co., Ltd., respectively.

         Qingdao Sentaida Tyre Co., Ltd. and Qingdao Free Trade Zone Sentaida International Trade Co., Ltd. are hereinafter collectively referred to as the "Target Company".

3. Party A intends to acquire, through Party B as the acquiring party, all equity interests of the Target Company held by Party C and Party D.

         NOW, THEREFORE, after friendly consultation, in regards to the acquisition of the equity interests and the consequent development of the Target Company, Party A, Party B, Party C and Party D have agreed as follows for mutual abidance:

1.       Equity Interests Acquisition

1.1 Party C and Party D intend to transfer all the equity interests which they have held in the Target Company.

1.2 Party A agrees to acquire, through Party B as the acquiring party, all the equity interests which Party C and Party D have held in the Target Company.

1.3 Party B agrees to acquire all the equity interests which Party C and Party D have held in the Target Company. The consideration and method of payment shall be implemented according to the stipulations by this Agreement.

2.       Considerations

2.1 All Parties confirm to engage an independent third party appraisal firm recognized by all Parties to evaluate the assets of the Target Company according to the principles of legitimacy, fairness and reasonableness. All Parties shall define the consideration for the equity interests to be transferred ("Consideration") based on the evaluation results of the appraisal firm.

2.2 All Parties agree the benchmark date for the evaluation is June 30, 2007, and the evaluation scope includes all assets, rights and interests of the Target Company so as to define their values.

3.       Payment of Consideration


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3.1      Party B shall pay the Consideration to Party C and Party D within three months after Party B having concluded the equity interests transfer agreements with Party C and Party D, individually, and the Target Company having completed the industrial and commercial alternation registration for the change of equity interests.

3.2      Party B shall pay the Consideration in US Dollars in cash.

4.       Development  of Target  Company after  Completion  of Equity  Interests
         Acquisition

4.1 The current managements of the Target Company shall be kept unchanged and stable for long term. The current managements of the Target Company shall conduct activities according to the tasks and aims worked out by the new Board of Directors.

4.2 The name and residence of the Target Company shall be kept unchanged and the operation and development of the Target Company shall be kept stable.

4.3 After completion of the acquisition, the Target Company shall be transformed into a wholly foreign owned enterprise. Party A and Party B warrant to provide capital support to the development of the Target Company.

4.4 In the event that Party A, through Party B or other companies controlled by Party A, has made the Target Company listed overseas for raising capital, Party A warrants to implement stock incentive to the management of the Target Company with the coordination of Party B. The total amount of the stocks involved by the stock incentive plan shall be no less than 75% of the total capital stock of the listing company. The Board of Directors of the Target Company shall be responsible for implementing the stock incentive plan.

5.       Miscellaneous

5.1 All Parties warrant to keep all the contents of this transaction and all trade secret obtained from the other Party because of this transaction confidential. Without written consents of the other Party, either Party may not disclose the aforesaid confidential information to any third parties, otherwise, it shall bear the liability for breach of contract and compensate losses.

5.2 After conclusion of this Agreement, both Parties shall cooperate with good faith. Party C and Party D may not contact or negotiate with any third parties by any means or conclude any legal documents regarding the reorganization of the equity interests and assets of the Target Company, otherwise, they shall be deemed to constitute a breach of contract and compensate all losses which Party B has suffered due to such breach.

5.3 The interpretation and implementation of this Agreement shall be governed by the laws of the People's Republic of China. The people's court at the place where this Agreement is concluded shall have jurisdictions over the disputes arising from this Agreement.

5.4 The cooperation agreement reached by all Parties to this Agreement for realizing the reorganization of the equity interests of the Target


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         Company and the specific transactions shall be implemented according to the agreements reached by all Parties to this Agreement at that time according to the principles of this Agreement.

5.5 This Agreement is made in seven original sets. Each Party shall hold one original set which shall have the same legal binding effect.

5.6 This Agreement shall take into effect upon signature by the authorized representatives of each Party.



Party A:  CHEN KAI (Signature)

Party B:  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

           Authorized Representative (Signature):

Party C:  SENTAIDA GROUP CO., LTD.

           Authorized Representative (Signature):

Party D:
           LI Xiuqin (Signature):
           LIANG Junfeng (Signature):
           JI Gongsheng (Signature):
           LI Zhenyu (Signature):
           LIANG Junbao (Signature):